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                            FINLAY ENTERPRISES, INC.
             EXECUTIVE DEFERRED COMPENSATION AND STOCK PURCHASE PLAN

                             2003 DEFERRAL AGREEMENT

        (This Deferral Agreement is not effective until filed with and receipt is acknowledged by the Committee)

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Participant's Last Name: _____________ First: _______________ Middle: _________

Address:
               ------------------------------------------------------------
                      (Street)

               ------------------------------------------------------------
                      (City, State, Zip Code)

Social Security Number:   _ _ _ - _ _  - _ _ _ _

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I.      ELECTION TO DEFER BONUS.

I hereby elect to participate in the Finlay Enterprises, Inc. Executive Deferred Compensation and Stock Purchase Plan (the "Plan") and to defer payment (for the deferral period I elect below) of 25% of my Bonus under the Finlay Enterprises, Inc. Management Bonus Opportunity Plan with respect to 2003. I elect to defer 25% of my Bonus based on the following (check only one):

               [ ]  My target Bonus
               [ ]  My actual Bonus
               [ ]  The greater of my target or actual Bonus

In lieu of 25% of my Bonus, I acknowledge that my Account under the Plan will be credited with a number of restricted stock units ("RSUs") equal to the amount I elect to defer hereunder divided by the Fair Market Value of a share of Common Stock on April 23, 2004, which is the date my Bonus would otherwise be paid to me if I did not elect to participate in the Plan (the "Award Date"). If I elect to purchase RSUs in accordance with this Deferral Agreement and the Plan, the Corporation will credit my Account with one Matching RSU for each RSU that I purchase.

I acknowledge and agree that for this election to be effective this election must be made no later than: (i) July 1, 2003, solely with respect to the first Plan Year or (ii) 30 days after the day in which I become a participant in the Plan, if I first become eligible to participate during a Plan Year, as the case may be.

I acknowledge and agree that any Bonus that I elect to receive in the form of RSUs, is entirely contingent on, and is limited to, the amount of the Bonus that I am actually awarded.


II.     DEFERRAL PERIOD; PAYMENT.

I understand that my Account will be distributed to me as soon as practicable after the deferral period I elect below (check only one), or, if earlier, as soon as practicable after my termination of employment, provided that if my employment terminates for any reason other than due to death, Disability, or a Change in Control or a termination of the Plan, each vested Matching RSU in my Account will be distributed 12 months after such termination:







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               [ ]  3 Years after the Award Date
               [ ]  5 Years after the Award Date
               [ ]  7 Years after the Award Date

The Committee may permit me to extend the deferral period I elect hereunder for additional two year periods, provided that such extension is made at least one year prior to the expiration of the applicable deferral period.


III.    ACKNOWLEDGEMENTS.

I understand that this election is binding and irrevocable and is valid only for the Plan Year following this election. If no new election is made with respect to any subsequent Plan Year, no portion of my Bonus earned in such Plan Year will be deferred under the Plan.

I acknowledge and agree that the Corporation's obligation to pay me the amounts owed to me under the Plan shall be subject to setoff, counterclaim or recoupment of amounts that I owe to the Corporation.

I acknowledge and agree that my participation in the Plan involves risk, including the possibility of loss since the Corporation's Common Stock is subject to market fluctuation. I hereby agree that I have evaluated and understand the risks associated with my investment in the Corporation's Common Stock.

I acknowledge that I have received and reviewed a copy of the Plan and the Plan Summary/Prospectus and that this election form and my participation in the Plan is subject to the terms, conditions and provisions of the Plan. I further acknowledge and agree that my Matching RSUs are subject to a vesting schedule and, once vested, will be forfeited if I engage in Detrimental Activity during certain periods specified in the Plan. Unless otherwise defined herein, any capitalized term shall have the meaning ascribed to such term in the Plan

I hereby consent to the jurisdiction of the Federal courts whose districts encompass any part of Manhattan in connection with any dispute arising under the Plan and I hereby waive, to the maximum extent permitted by law, any objection based on forum non conveniens, to the conducting of any such proceeding in such jurisdiction.

I acknowledge and agree that if the Corporation's stockholders do not approve the Plan, this Deferral Agreement and any elections hereunder shall be null and void ab initio.


Signature of Participant: ______________________   Date____________________


Receipt Acknowledged:

Committee

By: _______________________________________ Date ___________________